                                                                    EXHIBIT (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 48, Amendment No. 33, to the registration statement on Form N-1A (the "Registration Statement") of our report dated July 28, 1998, relating to the financial statements and financial highlights of Van Kampen Pace Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Statements, 'Experts'" and "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" and "Experts" in such Prospectus




/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
September 29, 1998